Exhibit 99.2

ACCURATE LOCATORS, INC.

TABLE OF CONTENTS

PAGE

Condensed Combined Financial Statements:
Condensed Combined Balance Sheets as of January 31, 2013 (unaudited) and October 31, 2012	F-2
Condensed Combined Statements of Operations for the Three Months ended January 31, 2013 and 2012 (unaudited)	F-3
Condensed Combined Statements of Cash Flows for the Three Months ended January 31, 2013 and 2012 (unaudited)	F-4
Notes to Condensed Combined Financial Statements	F-5

ACCURATE LOCATORS, INC. AND IMAGING LOCATORS, INC.
Condensed Combined Balance Sheets

	January 31,	October 31,
	2013	2012
ASSETS		(Unaudited)
CURRENT ASSETS
Cash	$138,939	$129,240
Inventory	247,022	249,316
TOTAL CURRENT ASSETS	385,961	378,556

Property and equipment, net	45,004	55,668

TOTAL ASSETS	$430,965	$434,224

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$50,637	$40,414
Due to related parties	30,657	30,657
Current portion of long-term debt	56,687	54,575
TOTAL CURRENT LIABILITIES	137,981	125,646

Long-term debt	233,807	247,628
TOTAL LIABILITIES	371,788	373,274

STOCKHOLDERS' EQUITY
Common stock, no par value, 3,000 shares authorized; 100 shares issued
and outstanding at January 31, 2013 and October 31, 2012, respectively	—	—
Additional paid in capital	8,000	8,000
Retained earnings	51,177	52,950
TOTAL STOCKHOLDERS' EQUITY	59,177	60,950

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$430,965	$434,224

		0

 The accompanying notes are an integral part of these unaudited condensed combined financial statements.

F-2

ACCURATE LOCATORS, INC. AND IMAGING LOCATORS, INC.
Condensed Combined Statements of Operations
(Unaudited)

	Three Months Ended January 31,
	2013	2012

REVENUES	$252,092	$252,717
COST OF SALES	97,482	80,876

GROSS PROFIT	154,610	171,841

OPERATING EXPENSES
General and administrative	151,001	157,489
INCOME FROM OPERATIONS	3,609	14,352

Interest and other income (expense), net	(5,382)	(4,894)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,773)	9,458

Income taxes	—	—

Net Income (loss)	$(1,773)	$9,458

Income (loss) per share - basic and diluted	$(17.73)	$94.58

Weighted average shares - basic and diluted	100	100

 The accompanying notes are an integral part of these unaudited condensed combined financial statements.

F-3

ACCURATE LOCATORS, INC. AND IMAGING LOCATORS, INC.
Condensed Combined Statements of Cash Flows
(Unaudited)

	Three Months Ended January 31,
	2013	2012
OPERATING ACTIVITIES:
Net income (loss)	$(1,773)	$9,458
Adjustments to reconcile net income (loss) to net cash used
in operating activities:
Depreciation and amortization expense	11,015	12,257
Changes in assets and liabilities:
Accounts receivable	—	(5,022)
Inventory	2,294	(13,509)
Accounts payable and accrued expenses	10,223	(15,144)
Net cash provided by (used in) operating activities	21,759	(11,960)

INVESTING ACTIVITIES:
Purchase of Property and Equipment	(351)	—
Net cash used in investing activities	(351)	—

FINANCING ACTIVITIES:
Payment of credit facility	(122,276)	(38,551)
Increase in borrowings	110,567	—
Net cash used in financing activities	(11,709)	(38,551)

Net Increase / (Decrease) in cash	9,699	(50,512)

CASH AT BEGINNING OF PERIOD	129,240	136,481

CASH AT END OF PERIOD	$138,939	$85,969

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid for interest	$5,382	$4,894
Cash paid for taxes	$—	$—

 The accompanying notes are an integral part of these unaudited condensed combined financial statements.

F-4

NOTE 1.    BASIS OF PRESENTATION AND ORGANIZATION

Current Operations and Background — Accurate Locators, Inc. and Imaging Locators, Inc. (collectively, the “Company,” “we,” “our” or “us”) were incorporated in Oregon on October 20, 1997 and in Nevada in June 28, 2004, respectively.

Accurate Locators, Inc. has been a metal detector manufacturer and distributor since 1992 for dealers, treasure hunters, gold prospectors and utilities companies world-wide. The Company provides industry standard metal detectors for treasure hunting, gold prospecting and locating under-ground cable, pipe and utilities. The Company’s products are used by many sectors of the US Government and many mining type operations including the likes of Westinghouse, Bureau of Land Management, Bechtel, Graybar, US Army, Navy and Marines.

Imaging Locators, Inc. has been operating as a metal detecting store with wide variety of instruments since 2004. The Company specializes in underground Surveyor Apparatus units, Ground Penetrating Radar (GPR), Pulse Induction Metal Detectors and Tunnel Locators.

The Company continues to explore opportunities of technological advancements within our ground penetrating radar, pulse induction and other metals detection, which we believe can positively affect Company`s performance over time.

Basis of Presentation – The combined interim financial statements include the accounts of Accurate Locators, Inc. and Imaging Locators, Inc. (collectively, the “Company”) as Accurate Locators, Inc. and Imaging Locators, Inc. are entities under common control and management. All transactions and accounts between and among the Accurate Locators, Inc. and Imaging Locators, Inc. have been eliminated.

The combined interim financial statements of the Company for the interim periods ended January 31, 2013 and 2012 have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America. For combination purposes the Company used financial statements of the Imaging Locators, Inc., whose fiscal year-ends December 31, and elected the fiscal year end of Accurate Locators, Inc. as of October 31 and combined the financial statements for the same fiscal period for presentation purposes.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates –

The preparation of the combined interim financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

F-5

Income Taxes –

The Company accounts for income taxes in accordance with ASC 740, Income Taxes ("ASC 740"), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company's financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company performed a review of its material tax positions. During the period from November 1, 2012 through January 31, 2013 there were no increases or decreases in unrecognized tax benefits as a result of tax positions taken during period, there were no decreases in unrecognized tax benefits relating to settlements with taxing authorities, and there were no reductions to unrecognized tax benefits as a result of a lapse of the applicable statute of limitations. As of January 31, 2013 the Company had no unrecognized tax benefits that, if recognized, would affect the effective tax rate. As of January 31, 2013 the Company had no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within 12 months of the reporting date.

The Company has elected to classify any interest or penalties recognized with respect to any unrecognized tax benefits as income taxes. During the period from November 1, 2012 through January 31, 2013, the Company did not recognize any amounts for interest or penalties with respect to any unrecognized tax benefits. As of January 31, 2013, no amounts for interest or penalties with respect to any unrecognized tax benefits have been accrued.

Cash and cash equivalents –

Cash includes all highly liquid instruments with original maturities of three months or less as of January 31, 2013. The Company had no cash equivalents as of January 31, 2013 and October 31, 2012.

Fair Value of Financial Instruments –

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

F-6

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The Company had no such assets or liabilities recorded to be valued on the basis above at January 31, 2013 and October 31, 2012.

Property and Equipment -

Property and Equipment are stated at historical cost less accumulated depreciation and amortization. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight-line basis over the assets' estimated useful lives. The useful lives of the assets are as follows: machinery and equipment 5 years, office equipment 5 to 7 years, vehicles 5 years, and leasehold improvements use the shorter of the estimated useful life or the remaining term of the agreements, generally ranging from 3 to 15 years. Additions and improvements are capitalized while routine repairs and maintenance are charged to expense as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income / expense.

Inventory-

Inventory is valued at the lower of cost or market. Cost is determined using a weighted-average method. Inventory is valued at the lower of cost or market. Cost is determined on a weighted average method. The reserves for obsolescence are maintained based on historical trends and specific identification, and therefore require management to make assumptions and to apply judgment about a number of factors, such as market conditions, the selling environment, historical results and current inventory trends. There were no reserves for obsolete inventory as of January 31, 2013 and October 31, 2012.

Revenue Recognition –

The Company recognizes revenue in accordance with ASC 605, Revenue Recognition. ASC 605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. This occurs when the detector devices are shipped to customers or dealers and distributors.

F-7

Net Income (Loss) Per Share –

In accordance with ASC 260-10, “Earnings per Share”, basic net income (loss) per common share is computed by dividing the net income (loss) applicable to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted net income (loss) per share is computed by dividing the loss applicable to common shareholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. The Company currently has no dilutive securities and as such, basic and diluted net income or loss per share are the same for the period presented.

Recent Developed Accounting Pronouncements –

Effective January 2013, we adopted FASB ASU No. 2011-11, Balance Sheet (Topic 210):  Disclosures about Offsetting Assets and Liabilities (ASU 2011-11).  The amendments in ASU 2011-11 require the disclosure of information on offsetting and related arrangements for financial and derivative instruments to enable users of its financial statements to understand the effect of those arrangements on its financial position.  Amendments under ASU 2011-11 will be applied retrospectively for fiscal years, and interim periods within those years, beginning after January 1, 2013.  The adoption of this update did not have a material impact on the combined financial statements.

Effective January 2013, we adopted FASB ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive (ASU 2013-02).  This guidance is the culmination of the FASB’s deliberation on reporting reclassification adjustments from accumulated other comprehensive income (AOCI).  The amendments in ASU 2013-02 do not change the current requirements for reporting net income or other comprehensive income.  However, the amendments require disclosure of amounts reclassified out of AOCI in its entirety, by component, on the face of the statement of operations or in the notes thereto.  Amounts that are not required to be reclassified in their entirety to net income must be cross-referenced to other disclosures that provide additional detail.  This standard is effective prospectively for annual and interim reporting periods beginning after December 15, 2012.  The adoption of this update did not have a material impact on the combined financial statements.

NOTE 3 – INVENTORY

Inventories consist of spare parts and metal detector devices and stated at cost. Inventory as of January 31, 2013 and October 31, 2012 was $247,022 and $249,316, respectively.

F-8

NOTE 4 – PROPERTY AND EQUIPMENT

Property and Equipment consisted of the following:

	January 31,	October 31,
	2013	2012

Machinery	$27,471	$27,121
Vehicles	243,192	243,192
Office equipment	30,500	30,500
Leasehold improvements	4,247	4,247
Land	5,500	5,500
	310,909	310,560
Less accumulated depreciation	(265,905)	(254,892)
Total	$45,004	$55,668

For the three months ending January 31, 2013 and 2012, depreciation and amortization expense was $11,015 and $12,257, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of January 31, 2013 and October 31, 2012:

	January 31, 2013	October 31, 2012
Accounts payable	$19,165	$8,425
Credit card balances payable	23,267	22,539
Other	8,205	9,450
Total	$50,637	$40,414

NOTE 6 - RELATED PARTIES

As of January 31, 2013 and 2012, the Company owed $30,657 and $30,657, respectively, to its shareholders. Such advances carried no interest, were unsecured, and due on demand.

The Company leases its facilities from the shareholder on a year to year basis. The total rent expense for the three months ended January 31, 2013 and 2012 was $7,500 and $7,500, respectively.

F-9

NOTE 7 – LONG-TERM DEBT

The Company’s combined debt as of October 31, 2012 and 2011 are summarized below:

January 31, October 31,

2013 2012

	January 31, 2013	October 31, 2012
Secured
Fixed credit facility	$46,865	$52,521
Revolving credit facilities	-	115,480
Term financings	133,062	134,202
Converted to fixed credit facility from revolving facility	110,567	-

Total Secured Debt	290,494	302,203

Less: current portion of long-term debt	(56,687)	(54,575)
Total debt, long-term portion	$233,807	$247,628

The revolving, fixed and converted from revolving credit facilities were secured by inventory, accounts receivable and equipment as of January 31, 2013 and October 31, 2012. The term loans were secured by vehicles.

Our revolving credit facility of $115,480 was converted to a fixed credit facility on November 7, 2012 with an extended maturity date due on November 1, 2017.

Our fixed credit facility has a maturity date due on November 1, 2014 with an annual interest rate of 7%.

Our term financings have maturity dates due from February 2014 to March 2028 with annual interest rates ranging from 5.9% to 6.25%.

As of January 31, 2013 and October 31, 2012 we were in compliance in all material respects with the covenants in our debt agreements, including our financial covenants concerning debt-to-equity, tangible net equity and interest coverage ratios.

The aggregate maturity of long-term debt outstanding as of January 31, 2013 is as follows:

2014	$56,324
2015	52,688
2016	29,026
2017	30,816
2018 and after	121,640
$290,494

F-10

NOTE 8 – COMMITMENTS AND CONTINGENCIES

As of January 31, 2013, the Company had no significant litigation claims. Also, the Company did not have significant operating-lease commitments as of January 31, 2013.

NOTE 9 - CONCENTRATION OF CREDIT RISK

We maintain our cash balances in financial institutions that from time to time exceed amounts insured by the Federal Deposit Insurance Corporation (up to $250,000, per financial institution at January 31, 2013 and October 31, 2012). As of January 31, 2013 and 2012, our deposits did not exceed insured amounts.  We have not experienced any losses in such accounts and we believe we are not exposed to any significant credit risk on cash.

NOTE 10 – STOCKHOLDERS’ EQUITY

Common Stock - Common stock is stated at no par and represents 500 and 2,500 shares authorized for Accurate Locators, Inc. and Imaging Locators, Inc., respectively both as of January 31, 2013 and October 31, 2012. Accurate Locators, Inc. had 100 shares of common stock issued and outstanding as of January 31, 2013 and October 31, 2012. Image Locators, Inc. has no shares of common stock issued and outstanding as of October 31, 2012 and 2011.

As of January 31, 2013	Accurate Locators, Inc.	Imaging Locators, Inc.	Combined Stockholders’ Equity
Common stock	$-	$-	$-
Additional paid-in capital	5,000	3,000	8,000
Retained Earnings/ (Deficit)	158,335	(107,158)	51,177
Total Stockholders’ Equity	$163,335	$(104,158)	$59177

As of October 31, 2012	Accurate Locators, Inc.	Imaging Locators, Inc.	Combined Stockholders’ Equity
Common stock	$-	$-	$-
Additional paid-in capital	5,000	3,000	8,000
Retained Earnings/ (Deficit)	158,456	(105,506)	52,950
	$163,456	$(102,506)	$60,950

NOTE 11 - INCOME TAX

As of January 31, 2013 and October 31, 2012, the Company had net operating loss carry forwards for income tax reporting purposes of approximately $66,113 that may be offset against future taxable income. These NOLs will begin to expire in the year ending October 31, 2031. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business. Therefore, the amount available to offset future taxable income may be limited.

F-11

Imaging Locators, Inc. elected to be an “S Corporation” since June 2004 and therefore it is not a taxpaying entity for federal income tax purposes. Accordingly, Imaging Locators, Inc’s taxable income or loss is allocated to its members in accordance with their respective percentage ownership. Therefore, no provision or liability for income taxes has been included in the accompanying financial statements for this entity.

No tax benefit has been reported in the financial statements for the realization of loss carry forwards, as the Company believes there is high probability that the carry forwards will not be utilized in the foreseeable future. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

The Company is primarily subject to U.S. federal and state income tax. As a result of the implementation of certain provisions of ASC 740, Income Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109), the Company performed an analysis of its tax liabilities and determined that there were no positions taken that it considered uncertain. Therefore, there were no unrecognized tax benefits as of January 31, 2013 and 2012, respectively.

NOTE 12 – SUBSEQUENT EVENT

On May 31, 2013, Gold Hill Resources, Inc. (“Gold Hill”) entered into an Agreement and Plan of Merger (“Merger Agreement”) with AL Merger Corporation, an Oregon corporation and wholly-owned subsidiary of Gold Hill (“AL MergerCo”), Accurate Locators (“Accurate”) and Wayne Good (“Good” and together with Accurate, the “Wood Parties”).

Under the Merger Agreement, if all conditions are satisfied or waived: (a) Gold Hill will affect the acquisition of the Accurate by Gold Hill through the statutory merger of AL MergerCo with and into Accurate in accordance with the Merger Agreement and the Oregon General Corporation Law, upon the consummation of which AL MergerCo will cease to exist as a separate entity and Accurate will survive as a wholly-owned subsidiary of Gold Hill; (b) holders of the outstanding capital stock of Accurate will receive an aggregate of 29,732,000 shares of Gold Hill’s Common Stock in accordance with the exchange ratio for the Merger and holders of the outstanding capital stock of Accurate will receive no consideration for their shares in the Merger; and (c) immediately after such transactions (and the consummation of the transactions contemplated under the Assignment and License Agreement described below) approximately 95% of the beneficial ownership of Gold Hill shares (on a fully-diluted basis) will be owned by Good and the former holders of the outstanding capital stock of Accurate (the “Merger”). Upon consummation of the Merger, the combined entity will be solely engaged in the Accurate’ business, Wayne Good’s will become the Chief Executive Officer of Gold Hill and at a future date will become a member of Gold Hill’s board of directors.

On May 31, 2013, Gold Hill also entered into an Assignment and License Agreement with Good pursuant to which Good will, as of the effective time of the Merger, contribute certain intellectual property and related rights which are currently owned by him to Gold Hill, license to Gold Hill, and assign to Gold Hill all shares of the capital stock of Imaging Locators and Micro Gold Claims by Murphy Creek, Oregon and GHR Claims by Pahrump, Nevada (“Claims”). The Assignment and License Agreement is included as Exhibits 10.1, to this Current Report and the discussion of such documents set forth herein is qualified in its entirety by reference to Exhibits 10.1, as applicable.

F-12

In the Merger Agreement, the Good and Gold Hill have each made standard and customary representations and warranties to each other, and standard covenants regarding the conduct of their respective operations pending the closing of the Merger. The Companies’ obligations to consummate the Merger are subject to certain conditions, any of which may be waived.

Conditions to either side closing include, without limitation:

·	The other party(ies) confirming the truth of its/their representations and warranties contained in the Merger Agreement in all material respects as of the date of the Merger;
·	The other party(ies) having performed in all material respects all obligations required to be performed by it/them prior to the date of the Merger;
·	The other party(ies) shall have obtained all consents to the Merger required in connection with the Merger from government agencies and other third parties;
·	There shall not be pending or threatened (with a reasonable likelihood of success if brought other than by a governmental entity) any litigation or proceeding challenging the Merger;
·	Since the date of the Merger Agreement, there shall have been no event(s) that could reasonably be expected to have a material adverse effect on the other party(ies);
·	Gold Hill shall have obtained a directors and officers liability policy covering its officers and directors providing at least $1 million of coverage;
·	No party shall be subject to any order, decree or injunction of a court that would delay or prevent total completion of the Merger;

Gold Hill’s obligation to close the Merger will be subject to the further conditions that, without limitation:

·	Gold Hill shall have satisfactorily completed its due diligence investigation;
·	Gold Hill shall have received an opinion of counsel from the Accurate in a form satisfactory to Gold Hill;
·	The Accurate shall have delivered finally approved audited financial statements for the Accurate; and

The foregoing closing conditions may not be achieved or waived, in which even the Merger may not be consummated. Gold Hill and the Accurate have each agreed to continue to operate their business in the ordinary course prior to the closing of the Merger.

The Merger Agreement may be terminated as follows: (i) by mutual consent, (ii) by either Gold Hill or the Good if any governmental entity shall have issued an order or taken any other action permanently enjoining or prohibiting the Merger, and such order shall have become final and nonappealable, (iii) by either Gold Hill or the Good if an event having a material adverse effect on the other shall have occurred, or (iv) by either Gold Hill or the Good if the other is in material breach of any representation, warranty, covenant or agreement.

The directors of Gold Hill have approved the Merger Agreement and the transactions contemplated thereunder. The directors of the Accurate have approved the Merger Agreement and the transactions contemplated thereunder.